EXHIBIT 24

POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS that the undersigned Director of ANADARKO PETROLEUM CORPORATION (the “Company”), a Delaware corporation, does hereby constitute and appoint JAMES R. LARSON, DIANE L. DICKEY, and ROBERT K. REEVES, and each of them, his or her true and lawful attorney and agent to do any and all acts and things and execute any and all instruments which, with the advice of Counsel, said attorney and agent may deem necessary or advisable to enable the Company to comply with the Securities Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the filing under said Act of the Form 10-K Annual Report for the Year Ended December 31, 2004, including specifically, but without limitation thereof, to sign his or her name as a Director of the Company to the Form 10-K Annual Report for the Year Ended December 31, 2004 filed with the Securities and Exchange Commission, and to any instrument or document filed as a part of, or in connection with, said Form 10-K Annual Report for the Year Ended December 31, 2004 or amendment thereto; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

      IN WITNESS WHEREOF, the undersigned have subscribed these presents this 4th day of March, 2005.

/s/ ROBERT J. ALLISON, JR.	/s/ JAMES T. HACKETT

Robert J. Allison, Jr.	James T. Hackett

/s/ CONRAD P. ALBERT	/s/ LARRY BARCUS

Conrad P. Albert	Larry Barcus

/s/ JAMES L. BRYAN	/s/ JOHN R. BUTLER, JR.

James L. Bryan	John R. Butler, Jr.

/s/ H. PAULETT EBERHART	/s/ PRESTON M. GEREN III

H. Paulett Eberhart	Preston M. Geren III

/s/ JOHN R. GORDON	/s/ JOHN W. PODUSKA, SR.

John R. Gordon	John W. Poduska, Sr.